Exhibit 10.7

FORM OF THIRD AMENDMENT TO
CHANGE OF CONTROL SEVERANCE AGREEMENT
BY AND BETWEEN
ENERGY PARTNERS, LTD.
AND _______________________

Energy Partners, Ltd. and _____________ hereby agree to amend the Change of Control Severance Agreement between them dated as of ___________, as amended by the First and Second Amendments thereto (the “Severance Agreement”), as follows:

1. The first sentence of Section 1 of the Severance Agreement is amended by deleting “March 28, 2009” and substituting in lieu thereof “March 28, 2010.”

2. The last sentence of Section 1 of the Severance Agreement (added by the First Amendment) is deleted in entirety.

3. The first sentence of Section 2 of the Severance Agreement is amended by deleting “March 28, 2009” and substituting in lieu thereof “March 28, 2010.”

4. Section 3 of the Severance Agreement is amended by adding the following sentence after the first sentence thereof:

“Any reduction pursuant to the preceding sentence shall be made by reducing first the severance benefit described in subsection (a) of Section 1 of this Agreement.”

5. The third sentence of Section 3 of the Severance Agreement (which was the second sentence prior to the amendment made pursuant to item 2 above) is amended to read in its entirety as follows:

“If, as a result of subsequent events or conditions (including a subsequent payment or absence of a subsequent payment under this Agreement or other plans, programs, arrangements or agreements maintained by the Company or one of its affiliates), it is determined that payments under this Agreement have been reduced by more than the minimum amount required to prevent any payments from constituting an “excess parachute payment,” then an additional payment shall be made to the Executive on such date as may be determined by the Company but not later than 60 days after the applicable event or condition in an amount equal to the additional amount that can be paid without causing any payment to constitute an ‘excess parachute payment.’”

6. The last sentence of subsection (d) of Section 4 of the Severance Agreement is amended to read in its entirety as follows:

“A termination of employment by the Executive shall not be considered to be for Good Reason unless (i) the Executive has provided written notice to the Company of the existence of the condition constituting Good Reason and the Company fails to remedy the condition within thirty (30) days after  receiving such notice, and (ii) the termination of employment occurs within sixty (60) days after the Executive has knowledge of the condition constituting Good Reason.

7. Section 5.2 of the Severance Agreement is amended to read in its entirety as follows:

“5.2 Termination of Agreement.  This Agreement shall terminate and be of no further force and effect if a Change of Control (as defined in Section 4 of this Agreement) of the Company does not occur before March 28, 2010.”

8. Section 5.12 of the Severance Agreement (added by the First Amendment) is amended to read in its entirety as follows:

“5.12 Code Section 409A.  In the event that it shall be determined that any payments or benefits under this Agreement constitute nonqualified deferred compensation covered by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) for which no exemption under Code Section 409A or the regulations thereunder is available (“Covered Deferred Compensation”), then notwithstanding anything in this Agreement to the contrary, (i) if the Executive is a “specified employee” (within the meaning of Code Section 409A and the regulations thereunder and as determined by the Company in accordance with said Section 409A) at the time of the Executive’s separation from service (as defined below), the payment of any such Covered Deferred Compensation payable on account of such separation from service shall be made no earlier than the date which is 6 months after the date of the Executive’s separation from service (or, if earlier than the end of such 6-month period, the date of the Executive’s death), and (ii) the Executive shall be deemed to have terminated from employment for purposes of this Agreement if and only if the Executive has experienced a “separation from service” within the meaning of said Section 409A and the regulations thereunder.  To the extent any payment of Covered Deferred Compensation is subject to the 6-month delay, such payment shall be paid immediately after the end of such 6-month period (or the date of death, if earlier).  The provisions of this Agreement relating to such Covered Deferred Compensation shall be interpreted and operated consistently with the requirements of Code Section 409A and the regulations thereunder.”

Except as amended as herein set forth, the Severance Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have set their hands on this ____ day of November, 2008 in multiple originals, each of which shall have the same force and effect as if it were the sole original.

ENERGY PARTNERS, LTD.
By: ________________________________________ ______________________________________ Executive: